Exhibit 99.1
Cumulus Media Inc. Completes Acquisition of
Cumulus Media Partners, LLC
ATLANTA — August 1, 2011 — (BUSINESS WIRE) — Cumulus Media Inc. (NASDAQ: CMLS) today announced that it has completed the previously announced acquisition of the remaining equity interests of Cumulus Media Partners, LLC (“CMP”) that it did not already own. CMP owns 32 radio stations in nine markets, including San Francisco, Dallas, Houston, Atlanta, Cincinnati, Indianapolis and Kansas City. Cumulus has operated CMP’s business pursuant to a management agreement since CMP acquired the radio broadcasting business of Susquehanna Pfaltzgraff Co.
In connection with the acquisition, Cumulus issued 9,945,714 shares of its common stock to affiliates of the three private equity firms that had collectively owned 75% of CMP — Bain Capital Partners, LLC (“Bain”), The Blackstone Group L.P. (“Blackstone”) and Thomas H. Lee Partners, L.P. (“THL”). Blackstone received shares of Cumulus’ Class A common stock and, in accordance with Federal Communications Commission broadcast ownership rules, Bain and THL each received shares of a new authorized Class D non-voting common stock. Cumulus has owned the remaining 25% of CMP’s equity interests since Cumulus, together with Bain, Blackstone and THL, formed CMP in 2005.
Also in connection with the acquisition, currently outstanding warrants to purchase common stock of a subsidiary of CMP were amended to instead become exercisable for up to 8,267,968 shares of common stock of Cumulus.
The acquisition of CMP was completed earlier today, following receipt of approval by Cumulus’ stockholders at its annual meeting of stockholders on Friday, July 29, 2011.
Cumulus’ Chairman and CEO, Lew Dickey, commented: “We are pleased to have completed this important step with our acquisition of CMP. The combination of Cumulus and CMP is a strategic transaction that simplifies our operational structure and positions us to complete our pending transformational deal with Citadel Broadcasting. Following the completion of the Citadel acquisition, we plan to capitalize on the scale of the resulting pro forma platform of approximately 570 stations in 120 markets, and a radio network serving approximately 4000 station affiliates, to compete aggressively with our content and distribution capabilities in broadcast and new media. We are also excited about the opportunity to offer investors what we expect will be the largest pure play radio company, with a large and liquid market capitalization as well as a strong and flexible balance sheet that is well-positioned for continued growth.”
Cumulus currently expects that, subject to receiving final regulatory approvals and approval by the stockholders of Citadel Broadcasting Corporation, the Citadel acquisition will be completed prior to the end of 2011.

About Cumulus Media Inc.
Cumulus Media Inc. is the second largest radio broadcaster in the United States based on station count, controlling approximately 346 radio stations in 68 U.S. media markets. With the acquisition of CMP, the Company is the fourth largest radio broadcast company in the United States based on net revenues. The Company’s headquarters are in Atlanta, Georgia, and its web site is www.cumulus.com.
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Forward-Looking Statements
This press release contains “forward-looking” statements, including regarding the potential combination of Cumulus Media Inc. and Citadel Broadcasting, which include expectations of earnings, revenues, cost savings, operations, business trends and other such items relating to Cumulus, CMP and Citadel, that are based on current estimates or assumptions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statements. Such factors, include, but are not limited to, the possibility that the transaction is not consummated, failure to obtain necessary regulatory or stockholder approvals or to satisfy any other conditions to the business combination, failure to realize the expected benefits of the transaction, and general economic and business conditions that may affect the companies before or following the combination. For additional information regarding risks and uncertainties associated with Cumulus, see Cumulus Media Inc.’s filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2010 and subsequently filed periodic reports. Cumulus assumes no responsibility to update the forward-looking statements contained in this release as a result of new information, future events or otherwise.
Additional Information
This press release does not constitute an offer to purchase nor a solicitation of an offer to sell shares of Citadel or of Cumulus. In connection with the pending acquisition of Citadel, Cumulus has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which includes a preliminary joint information statement of Cumulus and proxy statement of Citadel and that also constitutes a prospectus for the shares of stock of Cumulus to be offered in that acquisition. INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PRELIMINARY JOINT INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC (INCLUDING THE DEFINITIVE JOINT INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS), CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Those documents, when filed with the SEC, as well as Cumulus’ other public filings with the SEC, may be obtained without charge at the SEC’s website at www.sec.gov and at Cumulus’ website at www.cumulus.com.

Contact:
Cumulus Media Inc.
J.P. Hannan 404-260-6671
Senior Vice President, Treasurer & Chief Financial Officer
jp.hannan@cumulus.com